UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

May 18, 2010
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 18, 2010,  Community Partners Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals described in the Proxy Statement dated April 9, 2010.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected twelve individuals to serve on the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Charles T. Parton	3,268,542	386,317	2,229,243
Joseph F.X. O’Sullivan	3,401,677	253,182	2,229,243
Frank J. Patock, Jr.	3,390,024	264,835	2,229,243
Michael W. Kostelnik, Jr.	3,340,293	314,566	2,229,243
William D. Moss	3,302,539	352,320	2,229,243
Robert E. Gregory	3,438,820	216,039	2,229,243
Robert B. Grossman, M.D.	3,245,481	409,378	2,229,243
John E. Holobinko, Esq.	3,363,298	291,561	2,229,243
William F. LaMorte	3,363,238	291,621	2,229,243
John J. Perri, Jr., C.P.A.	3,368,256	286,603	2,229,243
William Statter	3,386,070	268,789	2,229,243
Robin Zager	3,385,490	269,369	2,229,243

Proposal No. 2.  The Company’s shareholders ratified the appointment of ParenteBeard LLC, of Allentown, Pennsylvania, as the Company’s independent registered public accounting firm for the year ending December 31, 2010, as set forth below:

Votes For	Votes Against	Abstentions
5,681,208	39,861	163,033

Proposal No. 3.  The Company’s shareholders ratified a non-binding proposal to approve the executive compensation, as described in the Summary Compensation Table of the Company’s proxy statement for the Annual Meeting, including the other executive compensation tables and the related disclosure regarding the named executive officers’ compensation in the Company’s proxy statement, as set forth below:

Votes For	Votes Against	Abstentions
5,369,948	422,861	91,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated: May 19, 2010

	By:	/s/ Michael J. Gormley
Michael J. Gormley
Executive Vice President and Chief Operating Officer